Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2004

Micromuse Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23783	943288385
(Commission File Number)	(IRS Employer Identification Number)

139 Townsend Street

San Francisco, California 94107

(Address of Principal Executive Offices, Including Zip Code)

(415) 343-7600

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Micromuse Inc. (the “Company”) currently intends to hold its 2004 Annual Meeting of Stockholders on June 23, 2004, at such place and time as will be set forth in the Company’s proxy statement relating to that meeting.

Since June 23, 2004, is a change of more than 30 days from the anniversary of the Company’s 2003 Annual Meeting of Stockholders, any stockholder proposal sought to be included in the Company’s proxy materials for the 2004 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company within a reasonable time before it begins to print its proxy materials. The Company considers proposals received by May 7, 2004, to be within a reasonable time before it begins to print its proxy materials. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission relating to stockholders’ proposals, in order to be considered for inclusion in the Company’s proxy statement relating to that meeting.

In accordance with the Company’s Bylaws, any stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders and not intending to have such proposal included in the Company’s proxy statement must deliver advance written notice of such proposal to the Company by May 7, 2004.

Both stockholder proposals and written notifications should be sent to Micromuse Inc., 139 Townsend Street, San Francisco, California 94107, Attention: Secretary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROMUSE INC.
(Registrant)

Date: April 27, 2004	By:	/s/ JAMES B. DE GOLIA
	Name:	James B. De Golia
	Title:	Senior Vice President and Secretary

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